UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): November 3, 2010

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

2200 Casino Drive

Laughlin, Nevada 89029

(Address of principal executive office and zip code)

(775) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	OTHER EVENTS.

On June 23, 2010, the Company through Form 8-K announced its intention to purchase up to 225,000 shares of its own common stock in accordance with Rule 10b-18 and Securities and Exchange Commission Release No. 33-8335. Purchases made pursuant to this program are reflected in the relevant Series 10 filings for the Company.

Since the announcement on June 23, 2010, of this program, no purchases of its common stock had been made by the Company, until November 3, 2010, at which time the Company became legally obligated to purchase a grouping of 225,000 shares of its common stock, causing the Company to reach the maximum shares allotted to be purchased pursuant to the Rule and Release referenced in the first paragraph above. As a result, the Company announces the close of the common stock purchase program referenced above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/S/ PAUL W. LOWDEN
Name:	Paul W. Lowden
Title:	Chairman of the Board/ President

Dated: November 4, 2010